UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2003

JABIL CIRCUIT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code:    (727) 577-9749

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Ex-1.1 Terms Agreement
Ex-4.1 Senior Debt Indenture
Ex-4.2 First Supplemental Indenture
Ex-5.1 Opinion of Holland & Knight LLP
Ex-12.1 Computation of Earnings

Item 5. Other Events.

     Jabil Circuit, Inc. is filing certain exhibits to Registration Statement No. 333-42992 under Item 7 hereof in connection with the public offering of $300 million aggregate principal amount of 5.875% Senior Notes due 2010 of Jabil Circuit, Inc., the announcement of which was previously made by press releases dated July 14, 2003 and July 15, 2003.

Item 7. Financial Statements and Exhibits

1.01	Terms Agreement between Jabil Circuit, Inc. and Banc One Capital Markets, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., ABN AMRO Incorporated, RBC Dominion Securities Corporation, The Royal Bank of Scotland plc and SunTrust Capital Markets, Inc. dated July 15, 2003, relating to 5.875% Senior Notes due 2010 (Filed herewith).

4.01	Senior Debt Indenture, dated as of July 21, 2003, with respect to the Senior Debt of Jabil Circuit, Inc., between Jabil Circuit, Inc. and The Bank of New York, as trustee (Filed herewith).

4.02	First Supplemental Indenture, dated as of July 21, 2003, with respect to the 5.875% Senior Notes due 2010 of Jabil Circuit, Inc., between Jabil Circuit, Inc. and The Bank of New York, as trustee (Filed herewith).

4.03	Form of 5.875% Senior Notes due 2010 (included in Exhibit 4.02)

5.01	Opinion of Holland & Knight LLP relating to the 5.875% Senior Notes due 2010 (filed herewith).

12.01	Statement regarding Computation of Ratio of Earnings to Fixed Charges (Filed herewith).

23.01	Consent of Holland & Knight LLP (included in Exhibit 5.01)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 21, 2003	JABIL CIRCUIT, INC. (Registrant)

	By:	/s/ Chris A. Lewis

Chris A. Lewis, Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

1.01	Terms Agreement between Jabil Circuit, Inc. and Banc One Capital Markets, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., ABN AMRO Incorporated, RBC Dominion Securities Corporation, The Royal Bank of Scotland plc and SunTrust Capital Markets, Inc. dated July 15, 2003, relating to 5.875% Senior Notes due 2021 (Filed herewith).

4.01	Senior Debt Indenture, dated as of July 21, 2003, with respect to the Senior Debt of Jabil Circuit, Inc., between Jabil Circuit, Inc. and The Bank of New York, as trustee (Filed herewith).

4.02	First Supplemental Indenture, dated as of July 21, 2003, with respect to the 5.875% Senior Notes due 2010 of Jabil Circuit Inc., between Jabil Circuit, Inc. and The Bank of New York, as trustee (Filed herewith).

4.03	Form of 5.875% Senior Notes due 2010 (included in Exhibit 4.02)

5.01	Opinion of Holland & Knight LLP relating to the 5.875% Senior Notes due 2010 (filed herewith).

12.01	Statement regarding Computation of Ratio of Earnings to Fixed Charges (Filed herewith).

23.01	Consent of Holland & Knight LLP (included in Exhibit 5.01)

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